CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 2 of our report dated December 18, 2024, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions International Developed Markets Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York February 12, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 2 of our report dated December 18, 2024, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Emerging Markets Equity Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York February 12, 2025